EXHIBIT 3
                             JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, $.001 par value per share, of Franklyn Resources III, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 27th day of June, 2006.

                                   SKYWIDE CAPITAL MANAGEMENT LIMITED




                                   /s/ Tianzhou Deng
                                   ---------------------------------------------
                                   Name: Tianzhou Deng



                                   /s/ Tianzhou Deng
                                   ---------------------------------------------
                                   Tianzhou Deng



                                   /s/ Bo Huang
                                   ---------------------------------------------
                                   Bo Huang